THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND REGULATION D UNDER THE ACT. ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.


                         TeraGlobal Communications Corp.
                         9% Convertible Promissory Note

$__________                                                  November ___, 1998
                                                                       No. ____

     TeraGlobal Communications Corp., a Wyoming corporation ("TeraGlobal"), for value received, hereby promises to pay to _________________ or registered assigns, at the principal sum of ___________ Dollars on or before November 30, 2000 (the "Maturity Date"), as specified herein, and to pay interest thereon (calculated on the basis of a 365 day year) at a rate of 9.0% PER ANNUM, accruing from the date of issuance of this Note, payable on November 30, 1999 (the "Interest Payment Date"). Principal and any accrued and unpaid interest shall be due on the Maturity Date.



     1. MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of money to be loaned hereunder or otherwise, for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to TeraGlobal.

     2. CONVERSION RIGHT. At any time and from time to time during the period beginning on the issuance of this Note and thereafter while any principal or interest hereunder remains outstanding, Holder shall have the right, but not the obligation, to convert outstanding principal and accrued and unpaid interest on this Note into fully paid and nonassessable shares of TeraGlobal's common stock ("Common Stock" or the "Shares") at the price per Share of $4.25, subject to any adjustment provided under Section 2.3, (the "Conversion Price") of the principal due Holder on the Maturity Date as follows (the "Conversion Right").

        2.1 METHOD OF EXERCISE. The Conversion Right shall be exercised, in whole or in part, by delivery to TeraGlobal of the original executed copy of this Note and the form of subscription agreement attached hereto duly executed. Upon receipt of such notice, TeraGlobal shall issue to the Holder certificates for the total number of whole Shares with respect to which the Conversion Right is being exercised in such denominations as the Holder requests, and a replacement Note for any portions of this Note not converted. The outstanding balance of principal and interest due hereunder shall be reduced to reflect any and all conversions into Shares.

        2.2 INVESTMENT INTENT. The Holder hereof represents and warrants to TeraGlobal that the Conversion Right and, to the extent the Conversion Right is exercised, the Shares, are being acquired for such Holder's own account for investment purposes only and such Holder has no present intention or agreement to effect any distribution of any portion of the Conversion Right, the Shares, or any rights with respect thereto.

        2.3 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

            2.3.1 STOCK SPLITS. If TeraGlobal at any time or from time to time after the issuance date of this Note effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if TeraGlobal at any time or from time to time after the date of this Note combines the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.3.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

            2.3.2 DIVIDENDS AND DISTRIBUTIONS. In the event TeraGlobal, at any time or from time to time after the date of this Note, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 2.3.2 as of the time of actual payment of such dividends or distributions.

            2.3.3 RECAPITALIZATION OR RECLASSIFICATION. If the Shares issuable upon the conversion of this Note are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2.3), then, and in any such event, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities as would have been issuable to the Holder here as a result of such change if, immediately prior to such change, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder, subject to further adjustment as provided herein.

            2.3.4 SALE OF TERAGLOBAL. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2.3) or a merger or consolidation of TeraGlobal with or into another company, or the sale of all or substantially all of TeraGlobal's properties and assets to any other person, the Conversion Right shall thereafter refer to the right to convert this Note into such number and kind of securities and property as would have been issuable or distributable to the Holder hereof on account of such reorganization, merger, consolidation or sale if, immediately prior thereto, such Holder had exercised the Conversion Right as to the entire outstanding balance of principal and interest hereunder. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.3 with respect to the rights of such Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 2.3 (including adjustment of the Conversion Price then in effect and number of shares purchasable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

            2.3.5 NO FRACTIONAL SHARES. Any fraction of a share that would otherwise be issuable in connection with this Note shall be rounded upward to the next full number.

            2.3.6 OBSERVANCE OF DUTIES. TeraGlobal shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by TeraGlobal but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the Holder hereof against dilution or other impairment.

     3. REGISTRATION AND LEGENDS. This Note and the Shares issuable upon conversion of this Note have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon conversion, in whole or in part, of this Note, the certificates representing the Shares shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR
     (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

     4. NOTICE OF SIGNIFICANT EVENTS. If, prior to the Maturity Date, any of the following shall occur:

        (a) TeraGlobal shall declare a dividend or authorize any other distribution on its Common Stock; or

        (b) TeraGlobal shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

        (c) any reclassification, reorganization or similar change of Common Stock, or any consolidation or merger to which TeraGlobal is a party, or the sale, lease, or exchange of any significant portion of the assets of TeraGlobal; or

        (d) the voluntary or involuntary dissolution, liquidation or winding up of TeraGlobal; or

        (e) any purchase, retirement or redemption by TeraGlobal of its Common Stock;

then, and in any such case, TeraGlobal shall deliver to Holder written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

(1) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

(2) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

(3) if any matters referred to in the foregoing clauses (1) and (2) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     5. REDEMPTION. The Notes are subject to redemption, at the option of TeraGlobal, in whole or in part, without premium or penalty, on a pro rata basis on not less than 30 days' prior notice by certified mail to each Holder of Notes to be redeemed, by repayment of the outstanding principal amount of each Note or such portion thereof being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     6. EVENTS OF DEFAULT/ACCELERATION. The occurrence and continuance of any one or more of the following events shall constitute an "Event of Default" hereunder:

        (a) TeraGlobal fails to pay any amount due under this Note, and the same is not remedied within five (5) days;

        (b) TeraGlobal makes a general assignment for the benefit of creditors; any proceeding is instituted by or against TeraGlobal seeking to adjudicate it a bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debts, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, PROVIDED that, in any such case, if the same is dismissed or vacated within 30 days of being instituted, then any such default shall be deemed cured; or TeraGlobal takes any corporate action to authorize any of the actions set forth above.

Upon any Event of Default under this Note, the then unpaid principal and interest shall, at the election of Holder of this Note, be immediately due and payable, all without demand, presentment or notice, each of which is hereby waived by TeraGlobal, and Holder shall have all other rights accorded under this Note by law. All sums remaining unpaid on the Maturity Date or the accelerated maturity date shall bear interest at the rate specified above.

     7. PERSONS DEEMED OWNERS. TeraGlobal may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and TeraGlobal shall not be affected by notice to the contrary.

     8. NOTICES. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally to the party to whom notice is to be given, or on the third (3rd) day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

        If to TeraGlobal:
                 TeraGlobal Communications Corp.
                 225 Broadway Street, Suite 1600
                 San Diego, California 92101
                 Attention: President

        If to Holder:

                 to the address last appearing for Holder on TeraGlobals records

Either party may change the address to which notices to such party are to be addressed by giving the other party hereto written notice of such change in the manner herein set forth.

     9. BINDING EFFECT. The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. As used herein the term "TeraGlobal" shall include TeraGlobal Communications Corp. and any other person or entity who may subsequently become liable for the payment hereof. The term "Holder" shall include the named Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned.

     10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, TeraGlobal has caused this instrument to be duly executed.

Dated: _______________, 1998         TeraGlobal Communications Corp., a Wyoming
                                     corporation


                                     By:
                                        ------------------------------------
                                        Paul Cox, President


                                     By:
                                        ------------------------------------
                                        Grant K. Holcomb, Secretary

                         TeraGlobal Communications Corp.
                         225 Broadway Street, Suite 1600
                           San Diego, California 92101


                Subscription Agreement for the Conversion of Note


     The undersigned hereby irrevocably subscribes for the purchase of ________ Shares pursuant to and in accordance with the terms and conditions of this Note, which Shares should be delivered to the undersigned at the address below. If said number of Shares do not represent the entire outstanding balance of principal and interest under this Note, a new Note of like tenor for the remaining outstanding balance should be delivered to the undersigned at the address stated below.

     The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel satisfactory to TeraGlobal Communications Corp. has rendered an opinion in writing and addressed to TeraGlobal Communications Corp. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) TeraGlobal Communications Corp. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from TeraGlobal Communications Corp. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) TeraGlobal Communications Corp. may affix the legend set forth in Section 5.1 of this Note to the certificates for the Shares hereby subscribed for, if such legend is applicable.


Dated:                                    Signed:
      ------------------------                   --------------------------

Signature guaranteed:
                                          Address:
                                                  -------------------------

                                                  -------------------------

------------------------------                    -------------------------
(Signature must be guaranteed by a
guarantor institution participating
in a Medallion Signature Program)

                               FORM OF ASSIGNMENT


     For value received, the undersigned hereby sells, assigns and transfers unto ______________________ the within Note of TeraGlobal Communications Corp. and all rights thereunder, and hereby irrevocably constitute and appoints _____________________ attorney to transfer the said Note on the Note Register, with full power of substitution in the premises.


Dated:
      ----------------------------

                                     -------------------------------------------
                                     Social Security or other tax identification number of transferee

                                     -------------------------------------------
                                     Signature of Person Assigning Note


Signature Guaranteed:


-------------------------------------------
(Signature must be guaranteed by a guarantor institution participating in a Medallion Signature
Program)


NOTICE: The Assignor's signature to this assignment must correspond with the name as it appears upon the fact of the within Note in every particular without alteration or any change whatever.